Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of Commerce Bancshares, Inc. (the “Company”) on Form 10-K/A for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), A. Bayard Clark, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 26, 2003

/s/ A. Bayard Clark

A. Bayard Clark Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Commerce Bancshares, Inc. and will be retained by Commerce Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.